QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.2

        NOTICE OF GUARANTEED DELIVERY
for
Tender of Outstanding
7 7/8% Senior Notes due 2011
in Exchange for
7 7/8% Senior Notes due 2011
Registered Under the Securities Act of 1933, as amended,
of
Harvest Operations Corp.

        Registered holders of outstanding 7 7/8% Senior Notes due 2011 (the "old notes") of Harvest Operations Corp. who wish to tender their old notes in exchange for a like principal amount of 7 7/8% Senior Notes due 2011 (the "new notes") of Harvest Operations Corp. and, in each case whose old notes are not immediately available or who cannot deliver their old notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank National Association (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent to it. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or by mail to the Exchange Agent. See "The Exchange Offer — Procedures for Tendering Old Notes" in the prospectus of Harvest Operations Corp. dated December    , 2004 (the "Prospectus").

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                        , 2005 UNLESS EXTENDED (THE "EXPIRATION DATE"). OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

U.S. BANK NATIONAL ASSOCIATION

By Mail, Overnight Courier or Hand:
U.S. Bank National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul, MN 55107
Attention: Richard Prokosch

By Facsimile for Eligible Institutions:
(651) 495-8097

For confirmation and/or information call:
(651) 495-3918
Attention: Richard Prokosch

        FOR ANY QUESTIONS REGARDING THIS NOTICE OF GUARANTEED DELIVERY OR FOR ANY ADDITIONAL INFORMATION, YOU MAY CONTACT THE EXCHANGE AGENT BY TELEPHONE AT (651) 495-3918, OR BY FACSIMILE AT (651) 495-8097.

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

        The undersigned hereby tenders the principal amount of old notes indicated below, upon the terms and subject to the conditions contained in the Prospectus, receipt of which is hereby acknowledged.

        The undersigned understands that tenders of old notes will be accepted only in stated amounts at maturity equal to US$1,000 or integral multiples of US$1,000. The undersigned understands that tenders of old notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. Tenders of old notes may also be withdrawn if the Exchange Offer is terminated without any such old notes being purchased thereunder or as otherwise provided in the Prospectus.

        All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holders or Authorized Signatory:	Name(s) of Registered Holder(s):

PLEASE SIGN AND COMPLETE

7 7/8% Senior Notes due 2011 Stated Amount at Maturity of 7 7/8% Senior Notes due 2011 Tendered:	Address:

Certificate No(s). of Old Notes (if available):	Area Code and Telephone No.:

If Old Notes will be delivered by book-entry Transfer at The Depository Trust Company, insert Depository Account No.:
Date:

        This Note of Guaranteed Delivery must be signed by the registered holder(s) of old notes exactly as its (their) name(s) appear on certificates for old notes or on a security position listing as the owner of old notes, or by person(s) authorized to become registered Holders(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

PLEASE PRINT NAMES(S) AND ADDRESS(ES)

Name(s):
Capacity:
Address(es):

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

        The undersigned, a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch, agency or correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that each holder of old notes on whose behalf this tender is being made "owns(s)" the old notes covered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of old notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed letter of transmittal, together with certificates representing the old notes covered hereby in proper form for transfer and required documents, will be deposited by the undersigned with the Exchange Agent.

        THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OLD NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:	(Authorized Signature)
Address:	Title:
(Zip Code)	Name:	(Please type or print)
Area Code and Telephone Number:	Date:

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

QuickLinks

  Exhibit 99.2